Exhibit (g)(1)(a)



                          AMENDMENT TO CUSTODY CONTRACT

         Amendment dated March 31, 1999, by and between State Street Bank and Trust Company (the "Bank") and the Kemper Funds listed on Attachment I hereto (each a "Fund") to the custody contract (the "Custody Contract") between the Bank and each Fund.

         WHEREAS the Bank serves as the custodian of the Fund's assets pursuant to the Custody Contract;

         WHEREAS the Fund may appoint one or more banks identified on Schedule A to this Amendment, as amended from time to time, to serve as additional custodians for the Fund (each, a "Repo Custodian") for the limited purpose of the Fund's engaging in tri-party repurchase agreement transactions ("Tri-Party Repos");

         WHEREAS the Fund may direct the Bank to make "free delivery" to one or more Repo Custodians of cash or other assets maintained in custody by the Bank for the Fund pursuant to the Custody Contract for purposes of engaging in Tri-Party Repos; and

         WHEREAS the Bank and the Fund desire to amend the Custody Contract to permit the Bank to make "free delivery" of cash and other assets of the Fund to Repo Custodians from time to time;

         NOW THEREFORE, the Bank and the Fund hereby agree to amend the Custody Contract by adding the following provisions thereto:

         1. Notwithstanding anything to the contrary in the Custody Contract, upon receipt of Proper Instructions (as defined in the Custody Contract), the Bank shall deliver cash and/or other assets of the Fund to any account identified on Schedule A to the Custody Contract, as amended from time to time, maintained for the Fund by a Repo Custodian, which delivery may be made without contemporaneous receipt by the Bank of cash or other assets in exchange therefor. Upon such delivery of cash or other assets in accordance with such Proper Instructions, the Bank shall have no further responsibility or obligation to the Fund as a custodian of the Fund with respect to the cash or assets so delivered.

         2. The Fund may amend Schedule A from time to time to add or delete a Repo Custodian or change the identification of the account maintained by a Repo Custodian for the Fund by delivering Special Instructions (as defined herein) to the Bank. The term Special Instructions shall mean written instructions executed by at least two officers of the Fund holding the office of Vice President or higher. In all other respects, the Custody Contract shall remain in full force and effect and the Bank and the Fund shall perform their respective obligations in accordnance with the terms thereof.

         EXECUTED to be effective as of the date set forth above.



                                            KEMPER FUNDS listed on Attachment I





                                            By: /s/Mark S. Casady
                                               ----------------------------




                                            STATE STREET BANK AND TRUST COMPANY


                                            By:  /s/Ronald E. Logue
                                               ----------------------------

                                   SCHEDULE A*
                                   -----------


Repo Custodian Banks                                 Accounts
--------------------                                 --------

Chase Manhattan Bank                                 CHASE NYC/D644755022

Bank of New York                                     Account #111569




Authorized Signatures:

By:     /s/Daniel Pierce                       By:     Kathryn L. Quirk
       -----------------------------                   ----------------------

Title:  Managing Director                      Title:  Managing Director
       -----------------------------                   ----------------------

Date:   3-30-99                                 Date:  3-30-99
       -----------------------------                   ----------------------



* This schedule was created solely to meet the requirements under the amendment to the custody contract relating to tri-party repurchase agreements.

                                  Attachment I
                                  ------------

Cash Account Trust                                  Amendment Effective 4/19/99

Cash Equivalent Fund                                Amendment Effective 4/19/99

Investors Cash Trust                                Amendment Effective 4/19/99

Investors Municipal Cash Fund                       Amendment Effective 5/3/99

Kemper Aggressive Growth Fund

Kemper Blue Chip Fund

Kemper Equity Trust

Kemper Funds Trust

Kemper Growth Fund

Kemper High Income Trust                            Amendment Effective 4/5/99

Kemper High Yield Series                            Amendment Effective 4/5/99

Kemper Horizon Fund

Kemper Income and Capital Preservation Fund

Kemper Income Trust

Kemper Intermediate Government Trust                Amendment Effective 4/5/99

Kemper Multi-Market Income Trust

Kemper Municipal Income Trust

Kemper National Tax-Free Income Series

Kemper Portfolios                                   Amendment Effective 4/5/99

Kemper Securities Trust

Kemper Short-Term U. S. Government Fund             Amendment Effective 4/5/99

Kemper Small Capitalization Equity Fund             Amendment Effective 4/19/99

                                  Attachment I
                                  ------------


Kemper State Tax-Free Income Series

Kemper Strategic Income Fund

Kemper Strategic Income Trust

Kemper Strategic Municipal Income Trust

Kemper Target Equity Fund

Kemper Technology Fund

Kemper Total Return Fund

Kemper U.S. Government Securities Fund

Kemper Value Plus Growth Fund

Kemper Value Series, Inc.

Kemper Variable Series

Tax-Exempt California Money Market Fund             Amendment Effective 5/3/99

Zurich Money Funds

Zurich YieldWise Funds


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